Exhibit 99.2

News Release: FOR IMMEDIATE RELEASE

For additional information, contact:

Investors / Trade / Media

Brian Cooper

Chief Financial Officer

Westell Technologies, Inc.

630.375.4740

BCooper@westell.com

Westell Technologies Closes Previously Announced Transaction to Sell

Its CNS Division to NETGEAR

AURORA, IL, April 18, 2011 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of broadband products, outside plant telecommunications equipment and conferencing services, announced that as of April 15, 2011, it had closed the previously announced transaction to sell substantially all of the assets of Westell’s Customer Networking Solutions division (other than certain retained business and Westell’s HomeCloudTM business) to NETGEAR, Inc. The transaction agreement was announced on March 18, 2011.

About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, is a holding company for Westell, Inc. and Conference Plus, Inc. Westell, Inc. designs, distributes, markets and services a broad range of broadband networking equipment, digital transmission, remote monitoring, power distribution and demarcation products used by telephone companies and other telecommunications service providers. Conference Plus, Inc. is a leading global provider of audio, web, video and IP conferencing services. Additional information can be obtained by visiting http://www.westell.com and http://www.conferenceplus.com.